UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2019

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	001-12669	57-0799315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, at the South State Corporation (the “Company”) annual meeting of shareholders (the “Annual Meeting”), the shareholders approved the South State Corporation 2019 Omnibus Incentive Plan (the “Plan”), which was previously adopted by our Board of Directors subject to shareholder approval. A description of the terms and conditions of the Plan is included in the Company’s definitive proxy statement for the Annual Meeting, filed with the SEC on March 6, 2019, which description is incorporated herein by reference.

Item 8.01 Other Events

We are filing forms of our restricted stock unit agreements that we anticipate to be used with respect to equity grants under the Plan, including, without limitation, grants to our executive officers, subject to the discretion of the Compensation Committee of our Board of Directors, which discretion includes, among other things, the authority of the Compensation Committee to modify any such forms of agreement or use other forms of agreement.

The form of performance-based restricted stock unit agreement provides for, among other things, performance-based vesting, with acceleration of vesting provisions applicable to a change in control or death of the participant and pro-rata vesting in the event of retirement or disability prior to the end of the performance period. Performance metrics used with respect to performance-based restricted stock units are anticipated to be materially consistent with previously disclosed performance metrics, and may include any of the potential performance metrics disclosed in the Plan. The performance-based restricted stock unit agreement includes provisions related to employee and customer non-solicitation provisions. Each form of time-based restricted stock unit agreement provides for, among other things, four-year cliff vesting and acceleration of vesting provisions applicable to a change in control or death of the participant; however, one form of time-based restricted stock unit agreement includes provisions related to employee and customer non-solicitation, while the other form of time-based restricted stock unit does not include such provisions.

The forms of restricted stock unit agreements are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8‑K and are incorporated by reference herein. The foregoing summary description of such forms of agreement is qualified in its entirety by the text of such forms of agreement, and such forms of agreement are subject to the authority of the Compensation Committee to, among other things, modify and vary award agreements under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance-based Restricted Stock Agreement under the South State Corporation 2019 Omnibus Incentive Plan

10.2	Form of Time-based Restricted Stock Agreement, with nonsolicitation provisions, under the South State Corporation 2019 Omnibus Incentive Plan

10.3	Form of Time-based Restricted Stock Agreement, without nonsolicitation provisions, under the South State Corporation 2019 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION

Dated: May 1, 2019	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President, Chief Financial Officer